Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	April 20, 2021
President
(310) 481-8484 Or
Michelle Ngo
Senior Vice President,
Chief Financial Officer and Treasurer
(310) 481-8581

KILROY REALTY OBTAINS A $1.1 BILLION SUSTAINABILITY-LINKED UNSECURED REVOLVING CREDIT FACILITY

LOS ANGELES, CA – April 20, 2021 - Kilroy Realty Corporation (NYSE: KRC) today announced that its operating partnership, Kilroy Realty, L.P. (“KRLP” or “Borrower”), amended and restated its unsecured revolving credit facility (the “Credit Facility”). The amendment and restatement increased the size of the revolver from $750 million to $1.1 billion, reduced the borrowing costs and extended the maturity date to July 31, 2025 with two six-month extension options. The revolver now bears interest at LIBOR plus 0.900% and includes a 20 basis point facility fee. The interest rate and facility fee vary depending upon the Borrower’s credit ratings. The Credit Facility also features a sustainability-linked pricing component whereby the pricing can improve by 0.01% if the Borrower meets certain sustainability performance targets as determined by an independent third-party evaluation. Additionally, KRLP may elect to borrow, subject to additional lender commitments and the satisfaction of certain conditions, up to an additional $500 million under an accordion feature. The Borrower expects to use the Credit Facility for general corporate purposes, including funding acquisition, development and redevelopment projects, and repaying debt. The Credit Facility was syndicated to a group of 15 U.S. and international banks led by JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC which acted as joint lead arrangers and joint bookrunners. J.P. Morgan Securities LLC and BofA Securities, Inc. acted as sustainability structuring agents.

JPMorgan Chase Bank, N.A. is the administrative agent for the Facility and Bank of America, N.A. is the syndication agent. PNC Capital Markets LLC and U.S. Bank National Association acted as joint lead arrangers. Wells Fargo Bank, N.A., PNC Bank, National Association, U.S. Bank National Association, Bank of the West, Barclays Bank PLC, MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, and The Bank of Nova Scotia acted as co-documentation agents. Other participants in the Facility include Citigroup Global Markets Inc., Comerica Bank, KeyBank National Association, The Bank of New York Mellon and Associated Bank, National Association.

About Kilroy Realty Corporation. Kilroy Realty Corporation (NYSE: KRC, the “company”, “KRC”) is a leading West Coast landlord and developer, with a major presence in San Diego, Greater Los Angeles, the San Francisco Bay Area, and the Pacific Northwest. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity, productivity and employee retention for some of the world’s leading technology, entertainment, life science and business services companies.
KRC is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office and mixed-use projects.
As of December 31, 2020, KRC’s stabilized portfolio totaled approximately 14.6 million square feet of primarily office and life science space that was 91.2% occupied and 94.3% leased. The company also had 808 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 89.5% and 50.4%, respectively. In addition, KRC had six in-process development projects with an estimated total investment of $1.6 billion, totaling approximately 1.9 million square feet of office and life science space. The office and life science space was 89% leased.
A Leader in Sustainability and Commitment to Corporate Social Responsibility
KRC is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. KRC’s stabilized portfolio was 68% LEED certified and 39% Fitwel certified, the highest of any non-government organization, as of December 31, 2020.
The company has been recognized by GRESB, the Global Real Estate Sustainability Benchmark, as the listed sustainability leader in the Americas for six of the last seven years. Other honors have included the

National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for six consecutive years and ENERGY STAR Partner of the Year for eight years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past six years.
A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the second year in a row, the company has been named to Bloomberg’s Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.
More information is available at http://www.kilroyrealty.com.
Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.